Exhibit 10.16

EDITAS MEDICINE, INC.

INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT

Editas Medicine, Inc. (the “Company”) hereby grants the following restricted stock units.  The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):	[___________]
Grant Date:	[___________]
Number of Restricted Stock Units (“RSUs”) granted:	[___________]
Number, if any, of RSUs that vest immediately on the grant date:	[___________]
RSUs that are subject to vesting schedule:	[___________]
Vesting Start Date:	[___________]

Vesting Schedule:

[___________]	[___________]
All vesting is dependent on the Participant continuing to perform services for the Company, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Participant	Editas Medicine, Inc.

By:
[___________]	Name:
Title:

Street Address

City/State/Zip Code

Editas Medicine, Inc.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.           Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”), an award with respect to the number of restricted shares units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”).  Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

The RSUs were granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2015 Stock Incentive Plan or any equity incentive plan of the Company, as an inducement that is material to the Participant’s employment with the Company.

2.           Vesting.

The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”).

Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7.  The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.           Forfeiture of Unvested RSUs Upon Cessation of Service.

In the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation.  The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.  If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4.           Restrictions on Transfer; Clawback.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement. In accepting these RSUs, the Participant agrees to be bound by any clawback policy that the Company has adopted or may adopt in the future.

5.           Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.           Agreement in Connection with Public Offering.

The Participant agrees, in connection with an underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending up to 90 days after the date of the final prospectus relating to the offering, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7.           Tax Matters.

(a)         Acknowledgments; No Section 83(b) Election.  The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs.  The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.

(b)         Withholding.  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs.  At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, the Participant shall execute the instructions set forth in Exhibit A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation.  If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.  The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.           Adjustments for Changes in Common Stock and Certain Other Events.

(a)         Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities subject to the RSUs shall be equitably adjusted by the Company in the manner determined by the Board.  .

(b)         Reorganization Events.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.  In connection with a Reorganization Event, the Board may take any one or more of the following actions with respect to the RSUs (or any portion thereof) on such terms as the Board determines: (i) provide that the RSUs shall be assumed, or substantially equivalent RSUs shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that the unvested portion of the RSUs will terminate immediately prior to the consummation of such Reorganization Event, (iii) provide that restrictions applicable to the RSUs shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to the RSUs equal to (A) the number of shares of Common Stock subject to the vested portion of the RSUs (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) any applicable tax withholdings, in exchange for the termination of the RSUs, (v) provide that, in connection with a liquidation or dissolution of the Company, the RSUs shall convert into the right to receive liquidation proceeds (if applicable, net of any applicable tax withholdings) and (vi) any combination of the foregoing.

For purposes of clause (i) above, the RSUs shall be considered assumed if, following consummation of the Reorganization Event, the RSUs confer the right to purchase, for each RSU immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

9.           Miscellaneous.

(a)         Authority of Board and Compensation Committee.  This Agreement shall be administered by either the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board, or a similar committee performing the functions of the compensation committee and which is comprised of not less than two non-employee directors who are independent (the “Administrator”). The Administrator shall have the power and authority to: (i) determine and modify from time to time the terms and conditions, including restrictions, of the RSUs; (ii) accelerate at any time the vesting of all or any portion of the RSUs; (iii)  interpret the terms and provisions of the RSUs (including related written instruments); (iv) make all determinations it deems advisable for the administration of the RSUs; (v) decide all disputes arising in connection with the RSUs; and (vi) otherwise supervise the administration of the RSUs.  All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and the Participant.

(b)         No Right to Continued Service.  The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.

(c)         Entire Agreement.  This Agreement and the Company’s Severance Benefits Plan, to the extent applicable to Participant, constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter hereof.

(d)         Section 409A.  The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”).  The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(e)         Participant’s Acknowledgements.  The Participant acknowledges that he or she:  (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(f)         Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

Exhibit A

DURABLE AUTOMATIC SALE INSTRUCTION

This Durable Automatic Sale Instruction is being delivered to Editas Medicine, Inc. (“Editas”) by the undersigned on the date set forth below.

I hereby acknowledge that Editas has granted, or may in the future from time to time grant, to me restricted stock units, or “RSUs,” under Editas’ equity incentive plans or inducement RSU plans as in effect from time to time.

I acknowledge that upon the vesting dates applicable to any such RSUs, I will have compensation income equal to the fair market value of the shares of Editas common stock subject to the RSUs that vest on such date and that Editas is required to withhold income and employment taxes in respect of that compensation income on the applicable vesting date.

I desire to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by Editas to me through an automatic sale of a portion of the shares of Editas common stock that would otherwise be issued to me on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to Editas in satisfaction of such withholding obligation.

I understand that Editas has arranged for the administration and execution of its equity incentive plans and the sale of securities by plan participants thereunder pursuant to an Internet-based platform administered by a third party, which is referred to herein as the “Administrator,” and the Administrator’s designated brokerage partner.

Upon any vesting of my RSUs from and after the date of this Durable Automatic Sale Instruction, I hereby appoint the Administrator to automatically sell such number of shares of Editas common stock issuable with respect to my RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy Editas’ minimum statutory withholding obligations with respect to the income recognized by me upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and Editas shall receive such net proceeds in satisfaction of such tax withholding obligation.

I agree to (i) execute and deliver such further documents, instruments and certificates as may reasonably be required by the Administrator in connection with the sale of the shares pursuant to these automatic sale instructions and (ii) to appoint the Administrator and any agent or representative thereof as my attorney-in-fact to sell Editas common stock in accordance with this Durable Automatic Sale Instruction.

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